EXHIBIT 11.1
                       COMPUTATIONS OF EARNINGS PER SHARE


                                                     Three months ended
                                                         December 31
                                                    ---------------------
                                                    1996             1995
                                                    ----             ----


Net loss                                       $ (1,922,000)   $   (291,000)

Deemed preferred stock dividend relating to
  in-the-money conversion terms                    (221,000)             --
Accretion on Preferred Stock                       (139,000)             --
                                               ------------    ------------
Net loss applicable to common stockholders     $ (2,282,000)   $   (291,000)
                                               ============    ============

Weighted average number of shares of
  common stock outstanding                       16,527,588      10,457,547
                                               ============    ============
Net (loss) applicable to common share          $       0.14    $       0.03
                                               ============    ============

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